Exhibit 21.1

List of subsidiaries

Name of subsidiary	Background		Effective ownership
TAG International Limited (“TIL”)	●	British Virgin Islands company	100% owned by AGBA
	●	Investment holding

TAG Asset Partners Limited (“TAP”)	●	British Virgin Islands company	100% owned by TIL
	●	Investment holding

OnePlatform International Limited (“OIL”)	●	HongKong company	100% owned by TAP
	●	Investment holding

TAG Asia Capital Holdings Limited (“TAC”)	●	British Virgin Islands company	100% owned by AGBA
	●	Investment holding

OnePlatform Wealth Management Limited (“OWM”)	●	HongKong company	99.89% owned by OIL
	●	Provision of insurance and mandatory provident fund schemes brokerage services

OnePlatform International Property Limited (“OIP”)	●	HongKong company	100% owned by OIL
	●	Provision of overseas real estate brokerage services

OnePlatform Asset Management Limited (“OAM”)	●	HongKong company	100% owned by OIL
	●	Licensed by the Securities and Futures Commission of Hong Kong
	●	Provision of investment advisory, funds dealing, introducing broker, and asset management services

Kerberos (Nominee) Limited (“KNL”)	●	HongKong company	100% owned by OAM
	●	Provision of escrow services

Maxthree Limited (“Maxthree”)	●	British Virgin Islands company	100% owned by OIL
	●	Investment holding

OnePlatform Credit Limited (“OCL”)	●	HongKong company	100% owned by Maxthree
	●	Registered under the Hong Kong Money Lenders Ordinance
	●	Provision of money lending services

Hong Kong Credit Corporation Limited (“HKCC”)	●	HongKong company	100% owned by OCL
	●	Registered under the Hong Kong Money Lenders Ordinance
	●	Provision of money lending services

Trendy Reach Holdings Limited (“TRHL”)	●	British Virgin Islands company	100% owned by Maxthree
	●	Investment holding

Profit Vision Limited (“PVL”)	●	Hong Kong company	100% owned by TRHL
	●	Property investment holding

TAG Technologies Limited (“TAGTL”)	●	British Virgin Islands company	100% owned by TAC
	●	Investment in financial technology business

AGBA Group Limited (“AGL”)	●	HongKong company	100% owned by TAGTL
	●	Operating as cost center for the Company

Tandem Fintech Limited (“TFL”)	●	HongKong company	100% owned by TAC
	●	Operating an online insurance comparison platform

AGBA Innovation Limited (“AGBA Innovation”)	●	HongKong company	100% owned by OIL
	●	No operations since inception

FinLiving Limited (“FLL”)	●	HongKong company	100% owned by AGBA Innovation
	●	No operations since inception